UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LEARN CW INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	98-1583469
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11755 Wilshire Boulevard Suite 2320 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary Share, $0.0001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Learn CW Investment Corporation (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), from the New York Stock Exchange (the “NYSE”) to the Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its Class A Ordinary Shares on the NYSE to cease at the close of trading on August 23, 2024, and that trading will begin on Nasdaq at market open on August 26, 2024.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Class A Ordinary Shares included in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-40885), filed with the Securities and Exchange Commission on April 4, 2024, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEARN CW INVESTMENT CORPORATION

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	Chief Executive Officer

Date: August 23, 2024